FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into by and among Transocean Ltd., a Swiss corporation (“Transocean”), Transocean Offshore Deepwater Drilling Inc. (“TODDI”) and Transocean Management Ltd. (collectively, the “Company”) and Allen M. Katz (“Executive”), effective as of July 1, 2013.

WHEREAS, Executive currently serves as Transocean’s interim Senior Vice President and General Counsel and is employed by TODDI pursuant to that certain Employment Agreement between the Company and Executive effective November 17, 2012 (the “Employment Agreement”); and

WHEREAS, the Section 1 of the Employment Agreement provides that the Initial Term (as defined in the Employment Agreement) of such agreement ends on June 30, 2013, subject to extension with the mutual written consent of the parties, for a period ending not later than December 31, 2013; and

WHEREAS, the Company and Executive agree to such extension.

NOW, THEREFORE, for good and valuable consideration as specified in the Employment Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Executive and the Company agree that the Employment Agreement is hereby amended, effective as of July 1, 2013, as follows:

1.           Pursuant to Section 1(a) of the Employment Agreement, the Company and the Executive acknowledge that the Initial Term shall expire June 30, 2013 and they hereby mutually agree to extend the Employment Term (as defined in the Employment Agreement) to December 31, 2013, or such earlier date as determined by the Company or the Executive and communicated to the other parties in accordance Section 1(b) of the Employment Agreement.

2.           All other provisions of the Employment Agreement shall remain the same and are hereby ratified.

IN WITNESS WHEREOF, each of the Companies have caused this Amendment to be executed on its behalf by its duly authorized officer, and the Executive has executed this Amendment, effective as of the date first set forth above.

TRANSOCEAN LTD.

By:  /s/ Steven L. Newman
     Steven L. Newman

TRANSOCEAN OFFSHORE DEEPWATER DRILLING INC.

By:  /s/  David Tonnel
David Tonnel

TRANSOCEAN MANAGEMENT LTD.

By: /s/  Philippe A. Huber
       Philippe Huber

EXECUTIVE

/s/     Allen M. Katz
Allen M. Katz